Filed Pursuant to Rule 424(b)(3)
Registration No. 333-271970
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed under the Securities Act of 1933, as amended, and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated November 14, 2023
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 16, 2023)

INTAPP, INC.
5,000,000 Shares
Common Stock

The selling securityholders identified in this prospectus supplement are offering an aggregate of 5,000,000 shares of our common stock, par value $0.001 per share (the “common stock”). We are not selling any shares under this prospectus supplement and we will not receive any of the proceeds from the shares of common stock sold by the selling securityholders.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INTA.” On November 13, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $39.55 per share.
The underwriter has agreed to purchase the shares of common stock from the selling securityholders at a price of $     per share, which will result in approximately $     million of aggregate proceeds to the selling securityholders before expenses. The selling securityholders will receive all of the proceeds from this offering.
The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information regarding underwriter compensation.
Certain of the selling securityholders have granted the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 750,000 shares of our common stock at the public offering price less the underwriting discounts and commissions.
Investing in our common stock involves a number of risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference herein and therein, to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares to purchasers on or about    , 2023.
Citigroup
The date of this prospectus supplement is    , 2023.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On May 16, 2023, we filed with the SEC registration statement on Form S-3 (File No. 333-271970) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing.
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We, the selling securityholders and the underwriter have not authorized anyone to provide you with any information or to make any representations other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and we can provide no assurance as to the reliability of such information. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of any date other than the dates on the front of these documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security.
This prospectus supplement incorporates by reference, and the accompanying prospectus or any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
BASIS OF PRESENTATION
In this prospectus, “Intapp,” “we,” “us,” “our,” “our company” and the “Company” refer to Intapp, Inc. and its consolidated subsidiaries, including, without limitation, Integration Appliance, Inc., unless expressly indicated or the context otherwise requires. We refer to our common stock as “common stock,” unless the context otherwise requires. Additionally, “you” refers to the potential holders of the applicable series of securities.

TRADEMARKS
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. We use our Intapp and DealCloud trademarks and related design marks in this prospectus. This prospectus may also contain trademarks, service marks, and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus may appear without the ®, TM, or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable owner of these trademarks, service marks, and trade names.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents referred to in “Where You Can Find More Information.” All information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares, unless otherwise noted.
THE COMPANY
Overview
Intapp is a leading provider of industry-specific, cloud-based software solutions for the global professional and financial services industry. We empower the world’s premier private capital, investment banking, legal, accounting, and consulting firms with the technology they need to operate more competitively, deliver timely insights to their professionals, and meet rapidly changing client, investor, and regulatory requirements.
Our Intapp platform is purpose-built to modernize these firms. The platform facilitates greater team collaboration, digitizes complex workflows to optimize deal and engagement execution, and leverages proprietary AI to help nurture relationships and originate new business. By better connecting their most important assets — people, processes, and data — our platform helps firms increase client fees and investment returns, operate more efficiently, and better manage risk and compliance.
The professional and financial services industry, largely comprised of elite, partner-led firms, is one of the biggest sectors of the global economy. Firms in this industry operate in a highly connected ecosystem, providing valuable expertise, insight, and advice to a broad range of companies and institutions across varied transactions and engagements. The industry is competitive and uniquely structured around highly experienced partners and professionals who leverage knowledge, intellectual capital, and relationships to succeed – differing greatly from companies that sell goods and products. Firms must manage an intricate web of complex, non-linear relationships spread across various functions, processes, and personnel, while also navigating an ever-changing market and regulatory environment.
Historically, firms in the professional and financial services industry have either relied on internally built technology solutions and legacy on-premises software, or they have attempted to use horizontal software providers for their industry-specific technology needs. Internally built or legacy solutions tend to be outdated, expensive, and cumbersome to maintain, while horizontal solutions do not align well with how these firms operate and require heavy customization. As a result, we believe these firms are increasingly embracing industry-specific software and AI technology to achieve improved levels of growth, investment, returns, productivity, risk management, and a differentiated experience for their clients, teams, and investors.
Our industry cloud strategy leverages deep understanding of the professional and financial services industry to deliver products on the Intapp platform that are tailored to address these firms’ specific business challenges. We combine our purpose-built technology with what we believe are best practices developed over more than 20 years and through thousands of successful deployments. This includes our robust set of applied AI capabilities that help clients solve unique challenges, allowing them to grow faster and run smarter. We have curated a robust, industry-specific partner ecosystem that allows our clients to generate added value from the adoption of our platform. All of these elements work together in our comprehensive industry cloud strategy.
We believe our industry cloud strategy and solutions provide us with a competitive advantage, driven by our deep domain expertise gained over 20 years of serving professional and financial services firms. We have cultivated difficult-to-replicate, privileged access to these firms resulting in a deep understanding of how they work and what they need. Clients value our scalable platform’s differentiated domain expertise, purpose-built capabilities, comprehensive end-to-end offering, data-driven AI insights, and industry brand.
We sell our software on a subscription basis through a direct enterprise sales model. As of September 30, 2023, we had over 2,350 clients. Our business has historically grown through a combination of expanding within our existing client base—including additional users and capabilities—and selling to new clients. We have had success in driving clients to further adoption, and as of September 30, 2023, we had 626 clients, up from 522 clients as of September 30, 2022, representing approximately a 20% increase, with contracts greater than $100,000 of annual recurring revenues (“ARR”). With our scalable, modular cloud-based platform, we believe we are well positioned to continue our growth.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012. We have taken advantage of certain exemptions under the JOBS Act from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering of our common stock (the “IPO”).
Corporate Information
We were formed as a Delaware corporation on November 27, 2012 as LegalApp Holdings, Inc. and we changed our name to Intapp, Inc. in February 2021. On July 2, 2021, we completed our IPO and our common stock now trades on the Nasdaq Global Select Market under the symbol “INTA.” Our principal executive offices are located at 3101 Park Boulevard, Palo Alto, CA 94306, and our telephone number is (650) 852-0400.

THE OFFERING
Common stock offered by the selling securityholders
5,000,000 shares (or 5,750,000 shares if the underwriter exercises in full its option to purchase additional shares).
Option to purchase additional shares of common stock
Certain of the selling securityholders have granted the underwriter an option to purchase up to 750,000 additional shares of common stock. This option is exercisable, in whole or in part, for a period of 30 days following the date of this prospectus supplement.
Common stock outstanding immediately after this offering
69,655,846 shares.
Use of proceeds
The selling securityholders will receive all of the net proceeds from the sale of shares of common stock in this offering. We will not receive any of the proceeds from the sale of shares of common stock by the selling securityholders. See the section titled “Use of Proceeds.”
Lock-up agreements
In connection with this offering, we, our officers and directors, and each of the selling securityholders have entered into a customary lock-up agreement with the underwriter, which regulates their sales of our common stock for a period of 45 days after the date of this prospectus supplement, subject to certain exceptions. See the section titled “Underwriting.”
Risk factors
You should read carefully the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein for a discussion of factors that you should consider before deciding to invest in our common stock.
Nasdaq trading symbol
“INTA.”

The number of shares of common stock to be outstanding after this offering is based on 69,655,846 shares of the Company’s common stock outstanding as of November 10, 2023, and excludes:
•	9,343,536 (of which 8,817,205 are vested) shares of our common stock issuable upon the exercise of options outstanding, with a weighted-average exercise price of $9.30 per share;
•	3,027,258 shares of our common stock issuable upon vesting of all outstanding restricted stock units;
•	4,330,197 shares of our common stock issuable upon the satisfaction of certain targets and service conditions of all outstanding performance stock units;
•
5,402,146 shares of common stock reserved for future issuance under our 2021 Omnibus Incentive Plan (the “2021 Plan”), as well as any shares of common stock that may be issued pursuant to provisions in our 2021 Plan that increase the number of shares of our common stock reserved under the 2021 Plan; and

•
2,901,788 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (“ESPP”), as well as any shares of common stock that may be issued pursuant to provisions in our ESPP that increase the number of shares of our common stock reserved under the ESPP.

An additional 7,427 options and 1,070,177 of time-based restricted stock units and performance-based restricted stock units are scheduled to vest through November 20, 2023.
Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriter of this offering does not exercise its option to purchase up to 750,000 additional shares of common stock from the selling securityholders.

RISK FACTORS
Investment in our common stock involves risks. You should carefully consider the information contained in this prospectus supplement and the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also consider the risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus supplement and accompanying prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.
Risks Related to this Offering and Ownership of Our Common Stock
The market price and trading volume of our common stock has been and may continue to be volatile, which could result in rapid and substantial losses for our stockholders.
The market price of our common stock has been and may continue to be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that have or could in the future negatively affect our share price or result in fluctuations in the price or trading volume of our common stock, many of which are beyond our control, include:
•	variations in our quarterly or annual operating results;
•	our ability to attract new clients in both domestic and international markets, and our ability expand the solutions provided to existing clients;
•
the timing of our clients’ buying decisions and reductions in our clients’ budgets for IT purchases and delays in their purchasing cycles, particularly in light of recent adverse global economic conditions;

•	changes in our earnings estimates (if provided) or differences between our actual financial and operating results and those expected by investors and analysts;
•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;
•	additions to, or departures of, key management personnel and our ability to attract, train, integrate and retain highly skilled employees;
•	any increased indebtedness we may incur in the future;
•	announcements and public filings by us or others and developments affecting us;
•	actions by institutional stockholders;
•	litigation and governmental investigations;
•	operating and stock performance of other companies that investors deem comparable to us (and changes in their market valuations) and overall performance of the equity markets;
•	speculation or reports by the press or investment community with respect to us or our industry in general;
•	increases in market interest rates, including due to impacts from inflation, that may lead purchasers of our shares to demand a higher yield;
•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic relationships, joint ventures or capital commitments;
•
announcements or actions taken by Anderson Investments Pte Ltd. and its affiliates (collectively, “Anderson”) and Great Hill Equity Partners IV, L.P. and its affiliates (collectively, “Great Hill”) as our principal stockholders;

•	sales of substantial amounts of our common stock by Anderson, Great Hill or other significant stockholders or our insiders, or the expectation that such sales might occur;

•
volatility, inflation, or economic downturns in the markets in which we, our clients and our partners are located caused by outbreaks, epidemics, or pandemics involving public health and related policies and restrictions undertaken to contain the spread of such pandemics or potential pandemics;

•	geopolitical tensions or conflicts in locations in which we, our clients and our partners are located, including Russian military action against Ukraine and any further escalation of such conflict;
•	general volatility in the prices of stock traded on the Nasdaq Global Select Market and other equity markets; and
•
general market, political and economic conditions, including inflation, rising interest rates and disruptions in the professional and financial services industry, including any such conditions and local conditions in the markets in which any of our clients are located.

The stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
Future offerings of debt or equity securities by us may materially adversely affect the market price of our common stock.
In the future, we may attempt to obtain additional financing or to further increase our capital resources by issuing additional shares of our common stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. In addition, we may seek to expand operations in the future to other markets which we would expect to finance through a combination of additional issuances of equity, corporate indebtedness and/or cash from operations.
Issuing additional shares of our common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their stockholdings in us.
The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets.
As of November 10, 2023, there were, and immediately following completion of this offering, there will continue to be, 69,655,846 shares of common stock outstanding. Anderson beneficially owns approximately 28% of our outstanding common stock and, after this offering, will beneficially own approximately 25% (or 25% assuming the full exercise of the underwriter’s option to purchase additional shares). Great Hill beneficially owns approximately 23% of our outstanding common stock and, after this offering, will beneficially own approximately 20% (or 19% assuming the full exercise of the underwriter’s option to purchase additional shares). The shares of our common stock held by Anderson and Great Hill can be resold into the public markets in the future pursuant to Rule 144. The sale by Anderson or Great Hill of a substantial number of shares, or a perception that such sales could occur, could significantly reduce the market price of our common stock.
In addition, pursuant to a Registration Rights Agreement dated as of July 2, 2021, we granted registration rights to certain of our existing stockholders (including Anderson and Great Hill) and their respective affiliates. On May 16, 2023, we filed a registration statement on Form S-3 with the SEC registering the resale of 47,816,280 of such shares on behalf of such stockholders, which was immediately effective. Other than the shares included in this prospectus supplement, the selling stockholders in the Form S-3 have agreed that they will not, subject to certain exceptions, sell or transfer any Company common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. When the lock-up period expires, such shares will be freely tradable in the public market to the extent sold pursuant to the registration statement.

In addition, certain of our employees, executive officers and directors have entered or may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. In particular, during the lock-up period, sales of shares of common stock held by our executive officers and directors, other than the selling securityholders, under Rule 10b5-1 trading plans that have been entered into prior to the date of this prospectus supplement are considered exceptions to the restrictions set forth in the lock-up agreements. Additionally, the Company has entered into a Rule 10b5-1 plan in connection with certain “sell to cover” transactions to satisfy tax withholding obligations of employees as a result of the vesting of certain existing equity awards during the lock-up period. Such sales of shares into the market, including during the lock-up period, could adversely affect the market price of shares of our common stock. See the section below titled “Underwriting” for more information.
The market price of our common stock may decline significantly if our existing stockholders were to sell substantial amounts of our common stock. A decline in the price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.
We have not paid dividends in the past and do not anticipate paying any dividends on our common stock in the foreseeable future.
We have never paid cash dividends on our common stock and have no plans to pay regular dividends on our common stock in the foreseeable future. Any declaration and payment of future dividends to holders of our common stock will be at the sole discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory, and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries. Additionally, our revolving credit facility agreements limit the ability of certain of our subsidiaries to pay dividends. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends. Until such time that we pay a dividend, our investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential acquisitions, market growth and trends, and our objectives for future operations, are forward-looking statements. You can identify these forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:
•	our ability to continue our growth at or near historical rates;
•	our future financial performance and ability to be profitable;
•
the effect of global events on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses;

•	our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions;
•
our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries;

•	the length and variability of our sales cycle;
•	our ability to attract and retain customers;
•	our ability to attract and retain talent;
•	our ability to compete in highly competitive markets, including artificial intelligence products;
•	our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations;
•	our ability to incur indebtedness in the future and the effect of conditions in credit markets;
•	the sufficiency of our cash and cash equivalents to meet our liquidity needs; and
•	our ability to maintain, protect, and enhance our intellectual property rights.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement, the accompanying prospectus and the documents and information incorporated herein by reference. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and any of such reports that we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.
Any forward-looking statements made herein speak only as of the date of this prospectus supplement, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or occur. Except in the normal course of our public disclosure obligations, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the shares of common stock being sold in this offering by the selling securityholders. The selling securityholders will receive all of the net proceeds from the sale of shares of common stock by them in this offering. We will bear certain costs associated with the sale of the shares of common stock in this offering by the selling securityholders, other than underwriting discounts and commissions. See “Underwriting.”
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. Our ability to pay cash dividends on our capital stock is limited by our credit agreement.

SELLING SECURITYHOLDERS
The following table sets forth information as of November 10, 2023, regarding the beneficial ownership of shares of our common stock held by the selling securityholders and the number of shares of our common stock being offered by the selling securityholders pursuant to this prospectus supplement and the accompanying prospectus, assuming no exercise of the underwriter’s option to purchase additional shares. We have prepared the following table based on information given to us by, or on behalf of, the selling securityholders on or before the date hereof with respect to the beneficial ownership of the shares of our common stock held by the selling securityholders. We have not independently verified this information.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. We have based our calculation of the percentage of beneficial ownership of the selling securityholders before and after the offering, on 69,655,846 shares of our common stock issued and outstanding as of November 10, 2023. We have deemed all of the shares of our common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of November 10, 2023 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling securityholders and that the selling securityholders do not acquire any additional shares. Information in the table below is based on information filed with the SEC or obtained from the persons named below.
For additional information about certain agreements and transactions between us and the selling securityholders see “Description of Capital Stock” in the accompanying prospectus.
	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares Owned Prior to this Offering		Maximum Number of Shares that May Be Offered Pursuant to this Prospectus	Shares Owned After this Offering
	Number	%		Number	%
Entities affiliated with Anderson(1)	19,646,805	28.21%	2,500,000	17,146,805	24.62%
Entities affiliated with Great Hill(2)	16,227,021	23.29%	2,500,000	13,727,021	19.70%
(1)
Consists of (i) 17,726,805 shares of common stock held of record by Anderson and (ii) 1,920,000 shares of common stock held of record by Aranda Investments Pte. Ltd. (“Aranda”). Anderson is a direct wholly-owned subsidiary of Thomson Capital Pte. Ltd. (“Thomson”), which in turn is a direct wholly-owned subsidiary of Tembusu Capital Pte. Ltd. (“Tembusu”), which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited (“Temasek”). In such capacities, each of Thomson, Tembusu and Temasek may be deemed to have voting and dispositive power over the shares held by Anderson. Aranda is an indirect wholly owned subsidiary of Temasek. In such capacity, Temasek may be deemed to have voting and dispositive power over the shares held by Anderson. The address for Anderson, Thomson, Tembusu and Temasek is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(2)
Consists of (i) 16,136,294 shares of common stock held of record by Great Hill Equity Partners IV, LP (“GHEP IV”); (ii) 57,957 shares of common stock held of record by Great Hill Investors, LLC (“GHI LLC”); (iii) 7,092 shares of common stock and 9,293 restricted share units (“RSUs”) that are scheduled to vest within 60 days, each held of record by Chris Gaffney; and (iv) 7,092 shares of common stock and 9,293 RSUs that are scheduled to vest within 60 days, each held of record by Derek Schoettle. GHP IV, LLC (“GHP IV”) is the general partner of Great Hill Partners GP IV, L.P. (“GP IV”), which is the general partner of GHEP IV. Voting and investment determinations with respect to the securities held of record by GHEP IV are made by the Managers of GHP IV, who are Chris S. Gaffney, Matthew T. Vettel, Mark D. Taber, and Michael A. Kumin. As such, each of the foregoing individuals and entities may be deemed to share beneficial ownership of the securities held of record by GHEP IV. Voting and investment determinations with respect to the securities held of record by GHI LLC are made by its Managers, who are Chris S. Gaffney, Matthew T. Vettel, Mark D. Taber, and Michael A. Kumin. As such, each of the foregoing individuals may be deemed to share beneficial ownership of the securities held of record by GHI LLC. The shares of common stock and RSUs held of record by Chris Gaffney and Derek Schoettle may be deemed to be beneficially owned by GHEP IV pursuant to its amended and restated limited partnership agreements. Each individual named in this footnote disclaims any such beneficial ownership. The address of each of these individuals and entities is c/o Great Hill Partners, LP, 200 Clarendon Street, 29th Floor, Boston, MA 02116.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
The following is a summary of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis.
This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code, insurance companies, partnerships or other pass-through entities (and partners or beneficial owners therein), certain U.S. expatriates or long-term residents, persons that have a “functional currency” other than the U.S. dollar, tax-exempt organizations, pension plans, tax-qualified retirement plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Internal Revenue Code and entities all of the interests of which are held by qualified foreign pension funds, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, or holders subject to the alternative minimum tax). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations, the Medicare contribution tax on net investment income, or considerations under the tax laws of any state, local or non-U.S. jurisdiction or any U.S. federal tax laws other than U.S. federal income or estate tax laws.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is not classified as a partnership and that, for U.S. federal income tax purposes, is not:
•	an individual who is a citizen or resident of the United States;
•
a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.
If you are an individual, you are a resident alien if you are a lawful permanent resident of the United States (e.g., a green card holder) and you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in and including the current calendar year. For these purposes, all the days present in the United States in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they are U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income and estate tax consequences of the purchase, ownership or disposition of our common stock.

There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain a ruling from the IRS with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of our common stock.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Distributions
As described in the section entitled “Dividend Policy,” we do not expect to pay any dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or other taxable disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate provided for by an applicable income tax treaty, provided the Non-U.S. Holder timely furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder generally will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must timely furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates generally applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate provided for by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock
Subject to the discussions below under the sections titled “−Additional Withholding and Reporting Requirements” and “−Backup Withholding and Information Reporting”, in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “United States real property holding corporation,” as defined in the Internal Revenue Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period in the shares of our common stock, and certain other requirements are met, or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).
If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect of such losses. If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such effectively connected gain on a net income basis at the regular rates generally applicable to U.S. persons and a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or at such lower rate provided for by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Generally, a corporation is a USRPHC only if the fair market value of its United States real property interests (as defined in the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as USRPHC so long as our common stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market during the calendar year in which the disposition occurs and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.
Additional Withholding and Reporting Requirements
Sections 1471 through 1474 of the Internal Revenue Code and the related Treasury regulations, together with other U.S. Treasury and IRS guidance issued thereunder and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreements (collectively, “FATCA”) generally impose U.S. federal withholding at a rate of 30% on payments of dividends on our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Internal Revenue Code) which does not provide sufficient documentation, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Internal Revenue Code) which does not provide sufficient documentation, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). An intergovernmental agreement between the United States and an applicable foreign country may, however, modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. Holders are urged to consult their own tax advisors regarding the effects of FATCA on their investment in our common stock.
While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019 by such applicable non-U.S. entities, proposed Treasury regulations (on which taxpayers and withholding agents may currently rely) eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of stock entirely. Taxpayers and withholding agents generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Backup Withholding and Information Reporting
In general, information reporting will apply to distributions on our common stock paid to a Non-U.S. Holder and the tax withheld, if any, with respect to the distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Internal Revenue Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends on our common stock. A Non-U.S. Holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Internal Revenue Code), or such holder otherwise establishes an exemption. Provision of an IRS Form W-8 appropriate to the Non-U.S. Holder’s circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.
Information reporting and, depending on the circumstances, backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a foreign broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or in which the Non-U.S. Holder is incorporated.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Federal Estate Tax
Shares of our common stock that are owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of such individual’s death will be included in such individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate or other tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING
Citigroup Global Markets Inc. is acting as underwriter. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling securityholders and the underwriter, the selling securityholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling securityholders, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
Citigroup Global Markets Inc.	5,000,000
Total	5,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.
We and the selling securityholders have agreed to, severally and not jointly, indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by the underwriter, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The underwriter has agreed to purchase the shares of common stock from the selling securityholders at a price of $    per share (representing $    million of aggregate proceeds to the selling securityholders, before expenses). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.
The expenses of the offering payable by us, including registration, filing and listing fees, printing fees, legal and accounting expenses, and the reimbursement of certain expenses of the selling securityholders, are estimated at $410,000. The selling securityholders will bear the underwriting commissions and discounts and any transfer taxes attributable to their sale of shares of our common stock. We have also agreed to reimburse the underwriter for certain of its expenses relating to this offering in an amount up to $20,000.
Option to Purchase Additional Shares
Certain of the selling securityholders have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus, to purchase up to 750,000 additional shares at the public offering price, less the underwriting discounts and commissions.
No Sales of Similar Securities
We, the selling securityholders, and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus without first obtaining the written consent of the underwriter. Specifically, we and these persons have agreed not to directly or indirectly:
•	offer, pledge, sell or contract to sell any common stock,
•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,
•	grant any option, right or warrant for the sale of any common stock,
•	lend or otherwise dispose of or transfer any common stock,
•	request or demand that we file a registration statement related to the common stock, or
•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

These prohibitions are subject to certain limited exceptions, including, but not limited to, (i) our ability to make sales in any “sell to cover” or similar open market transactions (including, without limitation, sales pursuant to any written plan meeting the requirements of Rule 10b5-1 under the Exchange Act) made to satisfy tax withholding obligations, and (ii) the ability of the selling securityholders and our executive officers and directors to make transfers pursuant to a 10b5-1 trading plan established prior to the date of this prospectus supplement.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Nasdaq Global Select Market Listing
The shares are listed on the Nasdaq Global Select Market under the symbol “INTA.”
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to it. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriter is not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, the underwriter is not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571)

of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.	a trust (where the trustee, is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
a.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b.	where no consideration is or will be given for the transfer;
c.	where the transfer is by operation of law; or
d.	as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Proskauer Rose LLP will pass upon certain legal matters relating to the sale of the securities offered hereby on behalf of Intapp, Inc. Latham & Watkins LLP will pass upon certain legal matters for the underwriter. Sidley Austin LLP will pass upon certain legal matters for Great Hill Equity Partners IV, L.P. and its affiliates. Morrison & Foerster LLP will pass upon certain legal matters for Anderson Investments Pte Ltd. and its affiliates.
EXPERTS
The financial statements of Intapp, Inc. as of June 30, 2023 and 2022, and for each of the three years in the period ended June 30, 2023, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement, and the accompanying prospectus, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.
These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.intapp.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This prospectus supplement incorporates by reference the documents listed below:
•	our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on September 7, 2023;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 3, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 8, 2023; and
•
the description of our common stock and preferred stock, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 7, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of the offering of all securities covered by this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that are deemed to have been furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary, rather than filed with, the SEC.
Any statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement and accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus or any subsequent prospectus supplement.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations Department at the following address or telephone number:
Intapp, Inc.
3101 Park Blvd
Palo Alto, California 94306
(650) 852-0400

PROSPECTUS

INTAPP, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
47,816,280 shares of our Common Stock
Offered by the Selling Securityholders
We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, purchase contracts and units. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities in each case from time to time in one or more offerings in amounts, at prices and on terms that will be determined at the time the securities are offered. This prospectus describes the general terms of the securities we may offer and the general manner in which these securities will be offered and sold. Each time we or the selling securityholders offer and sell securities, we or the selling securityholders will provide the specific terms of these offerings, and if applicable, the selling securities, and the amounts, prices and terms of the securities in one or more prospectus supplements. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference, before buying any of the securities being offered.
In addition, this prospectus relates to the offer and sale from time to time of up to 47,816,280 shares of our common stock (the “Selling Stockholder Shares”) by the selling securityholders identified in the “Selling Securityholders” section of this prospectus or their permitted transferees, pledgees, distributees, donees or other successors-in-interest. The selling securityholders may sell the shares of our common stock in a number of different ways and at varying prices. We will not receive any of the proceeds from the sale of our common stock by any of the selling securityholders. We have paid or will pay the fees and expenses incident to the registration of the shares of our common stock for sale by the selling securityholders. The selling securityholders will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to their sales of shares.
We or our selling securityholders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the sections entitled “About this Prospectus” and “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.
This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INTA.” On May 15, 2023 the last reported sale price of our common stock on the Nasdaq Global Select Market was $43.72 per share.
Investing in these securities involves risk. You should carefully read and consider the risk factors included in our periodic reports, the prospectus supplement relating to a specific offering of securities, and in other documents that we may file with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, and the selling securityholders may sell up to 47,816,280 Selling Stockholder Shares from time to time in one or more offerings as described in this prospectus. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits.
This prospectus provides you with a general description of the securities that may be offered by us and/or our selling securityholders. Each time that we or any selling securityholder offers and sells securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference,” before buying any of the securities being offered at such time.
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

BASIS OF PRESENTATION
In this prospectus, “Intapp,” “we,” “us,” “our,” “our company” and the “Company” refer to Intapp, Inc. and its consolidated subsidiaries, including, without limitation, Integration Appliance, Inc., unless expressly indicated or the context otherwise requires. Additionally, “you” refers to the potential holders of the applicable series of securities.
TRADEMARKS
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. We use our Intapp and DealCloud trademarks and related design marks in this prospectus. This prospectus may also contain trademarks, service marks, and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus may appear without the ®, TM, or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable owner of these trademarks, service marks, and trade names.
MARKET AND INDUSTRY DATA
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

THE COMPANY
Intapp is a leading provider of industry-specific, cloud-based software solutions for the global professional and financial services industry. We empower the world’s premier private capital, investment banking, legal, accounting, and consulting firms with the technology they need to meet rapidly changing client, investor, and regulatory requirements, deliver timely insights to the right professionals, and operate more competitively.
Our Intapp Platform is purpose-built to modernize these firms. The platform facilitates greater team collaboration, digitizes complex workflows to optimize deal and engagement execution, and leverages proprietary AI to help nurture relationships and originate new business. By better connecting their most important assets—people, processes, and data—our platform helps firms increase client fees and investment returns, operate more efficiently, and better manage risk and compliance.
Corporate Information
We were formed as a Delaware corporation on November 27, 2012 as LegalApp Holdings, Inc. and we changed our name to Intapp, Inc. in February 2021. On July 2, 2021, we completed the initial public offering of our common stock (the “IPO”) and our common stock now trades on the Nasdaq Global Select Market under the symbol “INTA.” Our principal executive offices are located at 3101 Park Boulevard, Palo Alto, CA 94306, and our telephone number is (650) 852-0400.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risk. Before you invest in the securities, you should carefully consider all of the risk factors incorporated by reference in this prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with any risk factors discussed in this prospectus or any applicable prospectus supplement. You should also carefully consider all of the other information included or incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our strategy, which could result in a partial or complete loss of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements contained in this prospectus and in the information incorporated by reference other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential acquisitions, market growth and trends, and our objectives for future operations, are forward-looking statements. You can identify these forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus and the information and documents incorporated herein by reference are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:
•	our ability to continue our growth at or near historical rates;
•	our future financial performance and ability to be profitable;
•
the effect of global events, such as outbreaks, epidemics, or pandemics involving public health, including the COVID-19 pandemic, and Russia’s invasion of Ukraine, on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses;

•	our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions;
•
our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries;

•	the length and variability of our sales cycle;
•	our ability to attract and retain customers;
•	our ability to attract and retain talent;
•	our ability to compete in highly competitive markets;
•	our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations;
•	our ability to incur indebtedness in the future and the effect of conditions in credit markets;
•	the sufficiency of our cash and cash equivalents to meet our liquidity needs; and
•	our ability to maintain, protect, and enhance our intellectual property rights.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents and information incorporated herein by reference. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and any of such reports that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this prospectus, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or occur. Except in the normal course of our public disclosure obligations, we undertake no obligation to update any of these forward-looking statements for any reason after the date of prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of securities that we may offer under this prospectus and any applicable prospectus supplement will be used for general corporate purposes, which may include, but are not limited to, increasing our liquidity, working capital, funding our operations, financing acquisitions and other business opportunities. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement.
We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, our amended and restated bylaws, and the Registration Rights Agreement and the Stockholders’ Agreement (each as described below), which have been publicly filed with the SEC. See “Where You Can Find More Information.”
Our amended and restated certificate of incorporation authorizes capital stock consisting of:
•	700,000,000 shares of common stock, par value $0.001 per share; and
•	50,000,000 shares of preferred stock, par value $0.001 per share.
As of April 30, 2023, we have 65,400,614 shares of common stock outstanding and no preferred stock outstanding.
Common Stock
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Generally, all matters to be voted on by stockholders, other than the election of directors and matters which, by statute, require a greater vote, must be approved by the affirmative vote of the holders of a majority in voting power of the shares of our stock, present in person or represented by proxy and entitled to vote on the subject matter. Directors shall be elected by a plurality of the votes cast. Except as otherwise provided by law or by our amended and restated certificate of incorporation, amendments to our amended and restated certificate of incorporation must be approved by the holders of a majority in voting power of the shares of our stock entitled to vote thereon. Our amended and restated certificate of incorporation provides that the amendment of the provisions relating to (i) the amendment of our amended and restated bylaws, (ii) the limitation of liability of directors, (iii) the directors, (iv) the limitation on action by written consent of stockholders, (v) the limitation on calling special meeting of stockholders, (vi) exclusive forum for bringing actions against the Company and (vii) corporate opportunities requires approval of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon. Holders of our common stock shall not be entitled to vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation or the General Corporation Law of the State of Delaware (the “DGCL”). Subject to the rights of the holders of any outstanding series of preferred stock, the number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of shares of our stock entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.
Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock.
All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
The total of our authorized shares of preferred stock is 50,000,000 shares. As of May 15, 2023, we have no shares of preferred stock outstanding.
Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock, with each series having such terms as stated in the resolutions of the board of directors establishing such series.

Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further stockholder action. Our board of directors may determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•	the designation of the series;
•
the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease, (but not below the number of shares then outstanding);

•	the dividend rights, conversion rights, redemption privileges and liquidation preferences of the series;
•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.
We may issue a series of preferred stock that could, depending on the terms of the series, impede or discourage a takeover attempt or other transaction that a stockholder might consider to be in its best interests, including a takeover attempt that might result in a premium over the market price for holders of shares of our common stock.
Stockholders’ Agreement
We are party to a stockholders’ agreement that provides that so long as certain stockholders, including certain entities affiliated with certain of our directors, beneficially own at least 10% of our outstanding common stock, each shall have the right to nominate on director to our board of directors. Pursuant to the stockholders’ agreement, we have agreed to use our commercially reasonable efforts to cause the election of the slate of directors recommended by our board of directors, which, subject to the fiduciary duties of our directors, will include the persons nominated by such stockholders in accordance with the stockholders’ agreement. The stockholders’ agreement will terminate automatically (without any action by any party thereto) as it relates to each stockholder at such time as such stockholder ceases to beneficially own in excess of 10% of the issued and outstanding shares of common stock of the Company as of the time of the record date for the annual stockholders’ meeting.
Registration Rights
We are party to a registration rights agreement with certain of our stockholders, including certain entities affiliated with certain of our directors, which provides these stockholders (and their permitted transferees) with the right to require us, at our expense, to register their shares of our common stock under the Securities Act for sale into the public markets. The agreement also provides that we will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. The following description summarizes such rights and circumstances.
Subject to certain limitations, certain of our stockholders (each a “demand holder”) have the right by delivering written notice to us, to require us to register the number of our shares of common stock requested to be so registered in accordance with the registration rights agreement. We will notify the other parties to the registration rights agreement promptly following receipt of notice of a demand registration from a demand holder. We will include in the registration all securities with respect to which we receive a written request for inclusion in the registration within ten days after we give our notice. Following the demand request, we are required to use our reasonable best efforts to expeditiously effect (but in any event no later than ninety days following the demand request) the registration of all securities with respect to which we receive a written request for inclusion in the registration. Each demand holder will be limited to an aggregate of three demand registrations.
We are not required to effect any demand registration (i) if the aggregate sale price of securities proposed to be included in such demand registration is expected to be less than $50 million or (ii) if such demand request is made within one hundred twenty days after the effective date of a registration statement filed by us covering a firm commitment underwritten public offering in which the demand holders shall have been entitled to join pursuant to certain piggyback registration rights held by them.
In addition, if we are eligible to file a shelf registration statement on Form S-3, each demand holder can request that we register their shares for resale on such shelf registration statement or prospectus supplement to a previously filed shelf registration statement.

Holders of registrable shares of common stock under the registration rights agreement are also entitled to request to participate in, or “piggyback” on, registrations of certain securities for sale by. This piggyback right applies to any registration other than registration statements on Form S-4 or S-8 (or any similar successor forms used for a purpose similar to the intended use of such forms).
Forum Selection
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees or our stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provisions of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware. Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Our amended and restated certificate of incorporation and bylaws further provide that any person or entity purchasing, otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the forum selection clause. It is possible that a court of law could rule that the choice of forum provisions contained in our amended and restated certificate of incorporation and bylaws are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings.
Anti-Takeover Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that could deter hostile takeovers or delay or prevent changes in control of our Board of Directors or management team, including the following:
Issuance of Undesignated Preferred Stock
As discussed above under “—Preferred Stock,” our Board of Directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.
Classified Board
Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders, subject to the designation rights set forth in the stockholders’ agreement. The terms of the first and second classes expired at the first and second annual meetings following our initial public offering, respectively, and the term of the third class will expire at the third annual meeting following our initial public offering. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a stockholder might consider a tender offer or change in control to be in its best interests. Additionally, for so long as certain of our stockholders beneficially own at least 10.0% of our outstanding common stock, pursuant to the stockholders’ agreement, each shall have the right to nominate one director to our board of directors.

In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to the terms of any series of preferred stock, directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote at an election of directors. Our amended and restated certificate of incorporation and bylaws also provide that subject to the terms of any series of preferred stock, any vacancy or newly created directorship in our board of directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders.
Ability of our Stockholders to Act
Our amended and restated certificate of incorporation and bylaws do not permit our stockholders to call special stockholders meetings; special stockholders meetings may only be called by the board of directors, the chairperson of the board of directors or the Chief Executive Officer of the Company. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, and no action shall be taken by the stockholders by written consent; provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock.
Our amended and restated bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors (or any duly authorized committee thereof) or (b) by any of our stockholders who are stockholders as of the applicable record date and comply with the notice provisions as set forth in our amended and restated bylaws. The advance notice requirements of our amended and restated bylaws do not apply to any stockholder who is entitled to nominate a director pursuant to the stockholders’ agreement for so long as they remain entitled to nominate a director thereunder. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. The advance notice requirements of our amended and restated bylaws do not apply to any stockholder who is entitled to nominate a director pursuant to the stockholders’ agreement for so long as they remain entitled to nominate a director thereunder.
Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders except for business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any of our stockholders (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the notice procedures set forth in our amended and restated bylaws.
Certain Anti-takeover Provisions of Delaware Law
The Company will initially not be governed by Section 203 of the DGCL; provided, however, that the restrictions contained within Section 203 of the DGCL will apply to the Company immediately following the time at which both of the following conditions exist: (i) Section 203 of the DGCL by its terms would, but for the provisions of our amended and restated certificate of incorporation, apply to the Company; and (ii) neither Great Hill Equity Partners IV, L.P and Great Hill Investors, LLC (collectively, and together with their affiliates, “Great Hill”) nor Anderson Investments Pte Ltd. (together with its affiliates, “Anderson”) owns (as defined in Section 203 of the DGCL) shares of capital stock of the Company representing at least fifteen percent (15%) of the voting power of all the then outstanding shares of capital stock of the Company. Section 203 of the DGCL prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder for a period of three years following the time the interested stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:
•	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;
•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the time of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Limitations on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted under the DGCL, as may be amended.
Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly required to advance certain expenses (including attorneys’ fees) to our current or former directors and officers upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts if it shall be ultimately determined that such person is not entitled to indemnification. We will also carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
Further, we have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements and any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity Doctrine
Under our amended and restated certificate of incorporation, to the extent permitted by law:
•
neither Great Hill, Anderson nor any of their respective officers, directors, partners, members, shareholders or employees have any fiduciary duty to refrain from engaging in or possessing any interest in other investments, business ventures or persons of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the investments or business of the Company and its subsidiaries, and may provide advice and other assistance to any such investment, business venture or person;

•
neither Great Hill, Anderson nor any of their respective officers, directors, partners, members, shareholders or employees are obligated to present any particular investment or business opportunity to the Company or its subsidiaries even if such opportunity is of a character that, if presented to the Company or its subsidiaries, could be pursued by the Company or its subsidiaries, and Great Hill, Anderson and their respective officers, directors, partners, members, shareholders or employees have the right to pursue for their own account or to recommend to any other person any such business or investment opportunity; except if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Company; and

•
the Company and its subsidiaries have waived and renounced any right, interest or expectancy to participate in, or being offered an opportunity to participate in, business opportunities that are from time to time presented to Great Hill, Anderson or their respective officers, directors, partners, members, shareholders or employees or business opportunities of which Great Hill, Anderson or their respective officers, directors, partners, members, shareholders or employees gain knowledge, even if the opportunity is competitive with the business of the Company, other than any corporate opportunity presented to any director of the Company if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Company.

Our amended and restated certificate of incorporation further provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the corporate opportunity clause.
Transfer Agent and Registrar
The registrar and transfer agent for our common stock is the Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.
Trading Symbol and Market
Our common stock is listed on the Nasdaq Global Select Market under the symbol “INTA.”

DESCRIPTION OF DEBT SECURITIES
The following sets forth certain general terms and provisions of the base indenture to be entered into between us and an entity identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of the prospectus, the term “the company” refers only to Intapp, Inc. and not to any of its subsidiaries.
This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
The debt securities will represent unsecured general obligations of the company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will be either senior debt or subordinated debt.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto as applicable:
•	the title and series of such debt securities;
•	any limit upon the aggregate principal amount of such debt securities of such series;
•	whether such debt securities will be in global or other form;
•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;
•	the interest rate or rates (or method by which such rate will be determined), if any;
•	the dates on which any such interest will be payable and the method of payment;
•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;
•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;
•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360-day year of twelve 30-day months;
•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;
•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;
•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;
•	any rights of the holders of such debt securities to convert the debt securities into and/or exchange the debt securities for, other securities, cash or other property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;
•
the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•
if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;
•	whether such debt securities will be subject to defeasance or covenant defeasance;
•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;
•	any trustees and any authenticating or paying agents or registrars or any other agents with respect to such debt securities;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	whether such debt securities will be guaranteed and the terms thereof;
•	whether such debt securities will be secured by collateral and the terms of such security; and
•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.
Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.
The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the company, except to the limited extent described below under “- Consolidation, Merger and Sale of Assets.”
Modification and Waiver
The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:
(a)
change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (or, in the case of redemption, on or after such redemption date or, in the case of repayment at the option of the holder, on or after such payment is due);

(b)
reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the requirements for quorum or voting;

(c)
modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or waivers of certain provisions or covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)
make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.
The indenture provides that the company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into supplemental indentures for one of the following purposes:
(a)
to evidence the succession of another corporation to the company and the assumption by any such successor of the covenants of the company in such indenture and in the debt securities issued thereunder;

(b)
to add to the covenants of the company for the benefit of the holders of any series of debt securities issued thereunder or to surrender any right or power conferred on the company pursuant to the indenture;

(c)	to establish the form and terms of debt securities issued thereunder;
(d)
to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e)
to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f)	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;
(g)	to add any additional events of default with respect to all or any series of debt securities;
(h)
to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i)	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;
(j)	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series any property or assets;
(k)	to add guarantees in respect of the debt securities of one or more series;
(l)
to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)	to provide for certificated securities in addition to or in place of global securities;
(n)	to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o)
with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.
Events of Default
Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:
(a)	default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;
(b)	default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;
(c)
default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)
failure by the company for 60 days after receipt by registered or certified mail of written notice from the trustee upon written instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; and provided, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e)	certain events of bankruptcy, insolvency or reorganization of the company; and
(f)
any other event of default provided in the prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under the indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.
The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of holders of securities of such series.
The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee, by a responsible officer or officers of the trustee, determines in good faith that the actions or proceedings as directed would involve the trustee in personal liability or may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction (provided, however, that the trustee shall not have an affirmative obligation to determine whether such action is unduly prejudicial to the securityholders not consenting). The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “-Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “-Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act and certain other conditions are met. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if the prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to a particular series of debt securities provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.
Consolidation, Merger and Sale of Assets
The indenture provides that the company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person (if not the company) is a person organized under the laws of any domestic jurisdiction and assumes the company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.
Certain Covenants
Payment of Principal, any Premium, Interest or Additional Amounts. The company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.
Maintenance of Office or Agency. The company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
Reports. So long as any debt securities of a particular series are outstanding under the indenture, the company will file with the trustee, within 30 days after the company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
Additional Covenants. Any additional covenants of the company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.
Redemption; Repurchase at the Option of the Holder; Sinking Fund
The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the company, (b) the holder of debt securities may cause the company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.
Repurchases on the Open Market
The company or any affiliate of the company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the company or the relevant affiliate of the company, be held, resold or surrendered to the trustee for cancellation.
Discharge, Defeasance and Covenant Defeasance
The indenture provides, with respect to each series of debt securities issued thereunder, that the company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:
(a)	all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or
(b)
(i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

(ii) the company delivers to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.
Notwithstanding such satisfaction and discharge, the obligations of the company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge until otherwise terminated or discharged under the terms of the indenture.
Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) the company may omit to comply with the covenant under “Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “Events of Default” with respect to the outstanding debt securities of such series this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:
(a)
the company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption, as the case may be;
(b)
such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the company is a party or by which it is bound;

(c)
no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)
the company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)
the company has delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)	if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and
(g)	any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.
Notwithstanding a defeasance or covenant defeasance, the company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:
(a)
the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph, and any rights of such holder to convert or exchange such debt securities into common stock or other securities, cash or other property;

(b)
the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust, and the company’s obligations with respect to the payment of additional amounts, if any, on such securities, and with respect to any rights to convert or exchange such securities into common stock or other securities, cash or other property;

(c)	the rights, powers, trusts, duties and immunities of the trustee, and the company’s obligations in connection therewith; and
(d)	the defeasance or covenant defeasance provisions of the indenture.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.
Applicable Law
The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made or instruments entered into and, in each case, performed in said state.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.
GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an event of default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
The selling securityholders listed below and their permitted transferees, pledgees or other successors in interest (in accordance with the terms of the agreements governing the registration rights applicable to such selling securityholders) may from time to time offer and sell up to 47,816,280 shares of our common stock offered by this prospectus and any accompanying prospectus supplement.
The following table sets forth information as of April 30, 2023, regarding the beneficial ownership of shares of our common stock held by the selling securityholders and the number of shares of our common stock that may from time to time be offered or sold by the selling securityholders pursuant to this prospectus. We have prepared the following table based on information given to us by, or on behalf of, the selling securityholders on or before the date hereof with respect to the beneficial ownership of the shares of our common stock held by the selling securityholders. We have not independently verified this information.
Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus or in a post-effective amendment, if and when necessary. The selling securityholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of common stock. In addition, the selling securityholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. We have based our calculation of the percentage of beneficial ownership of the selling securityholders, both before and after the offering, on 65,400,614 shares of our common stock issued and outstanding as of April 30, 2023. We have deemed all of the shares of our common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April 30, 2023 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling securityholders and that the selling securityholders do not acquire any additional shares. Information in the table below is based on information filed with the SEC or obtained from the persons named below.
The selling securityholders acquired the shares of our common stock offered hereby from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act and in our IPO. In connection with the closing of the IPO, we entered into a stockholders’ agreement as further described herein with Anderson and Great Hill pursuant to which each of Anderson and Great Hill have the right to nominate one director to our board of directors subject to certain ownership thresholds. We also entered into a registration rights agreement with the selling securityholders pursuant to which we agreed to register the shares of our common stock held by the selling securityholders pursuant to the terms and conditions set forth therein. In accordance with this obligation, this prospectus also relates to the possible resale by the selling securityholders.
	Common Stock Beneficially Owned
Name of Beneficial Owner	Prior to this Offering		Maximum number of common stock shares that may be offered pursuant to this prospectus	After this Offering
	Number	%		Number	%
Entities affiliated with Anderson(1)	22,133,243	33.84%	22,133,243	—	*
Entities affiliated with Great Hill(2)	18,255,870	27.91%	18,241,686	14,184	*
John Hall(3)	7,448,943	10.98%	7,441,351	7,592	*
*	Less than 1%.
(1)
Consists of (i) 20,213,243 shares of common stock held of record by Anderson and (ii) 1,920,000 shares of common stock held of record by Aranda Investments Pte. Ltd. (“Aranda”). Anderson is a direct wholly-owned subsidiary of Thomson Capital Pte. Ltd., or Thomson, which in turn is a direct wholly-owned subsidiary of Tembusu Capital Pte. Ltd., or Tembusu, which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited, or Temasek. In such capacities, each of Thomson, Tembusu and Temasek may be deemed to have voting and dispositive power over the shares held by Anderson. Aranda is an indirect wholly owned subsidiary of Temasek. In such capacity, Temasek may be deemed to have voting and dispositive power over the shares held by Anderson. The address for Anderson, Thomson, Tembusu and Temasek is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.
(2)
Consists of (i) 18,176,401 shares of common stock held of record by Great Hill Equity Partners IV, LP (“GHEP IV”); (ii) 65,285 shares of common stock held of record by Great Hill Investors, LLC (“GHI LLC”); (iii) 7,092 shares of common stock held of record by Chris Gaffney; and (iv) 7,092 shares of common stock held of record by Derek Schoettle. GHP IV, LLC (“GHP IV”) is the general partner of Great Hill Partners GP IV, L.P. (“GP IV”), which is the general partner of GHEP IV. Voting and investment determinations with respect to the securities held of record by GHEP IV are made by the Managers of GHP IV, who are Chris S. Gaffney, Matthew T. Vettel, Mark D. Taber, and Michael A. Kumin. As such, each of the foregoing individuals and entities may be deemed to share beneficial ownership of the securities held of record by GHEP IV. Voting and investment determinations with respect to the securities held of record by GHI LLC are made by its Managers, who are Chris S. Gaffney, Matthew T. Vettel, Mark D. Taber, and Michael A. Kumin. As such, each of the foregoing individuals may be deemed to share beneficial ownership of the securities held of record by GHI LLC. The shares of common stock held of record by Chris Gaffney and Derek Schoettle beneficially owned by GHEP IV pursuant to its amended and restated limited partnership agreements. Each individual named in this footnote disclaims any such beneficial ownership. The address of each of these individuals and entities is c/o Great Hill Partners, LP, 200 Clarendon Street, 29th Floor, Boston, MA 02116.

(3)
Consists of (i) 5,011,194 shares of common stock held of record by John Hall and (ii) 2,437,749 shares of common stock subject to equity awards held by Mr. Hall that are vested and exercisable within 60 days of the date hereof. Mr. Hall is our Chief Executive Officer and Chairman of the Board, and his address is c/o Intapp, Inc., 3101 Park Blvd, Palo Alto, CA 94306.

PLAN OF DISTRIBUTION
We may sell any or all of the securities, from time to time, on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. The selling securityholders may sell the Selling Stockholder Shares on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. We or the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	in underwritten transactions;
•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction or any other national securities exchange on which our securities are listed or traded;

•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions; or
•	through a combination of any of the above methods of sale.
Each time that we or any of the selling securityholders sell securities covered by this prospectus, we or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	the name of any selling securityholder and the number of and type of securities beneficially owned by such selling securityholder; and
•	any securities exchanges on which the securities may be listed.
Sale through Underwriters or Dealers
If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.
If any securities are offered through dealers, we or any selling securityholder may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
Direct Sales and Sales through Agents
We or any selling securityholder may sell the securities directly to one or more purchasers. In that event, no underwriters or agents may be involved. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We or any selling securityholder may also sell the securities through one or more agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
The selling securityholders may also sell securities through a broker under Rule 144 under the Securities Act, if available, rather than under this prospectus.
The selling securityholders may from time to time pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus. The selling securityholder does not expect these SECs and discounts to exceed what is customary in the types of transactions involved.
The selling securityholder may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).
At-the-Market Offerings
To the extent that we or any selling securityholder make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or any selling securityholder may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.
General Information
We are required to pay all fees and expenses incident to the registration of the shares of our common stock to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.
We or any selling securityholder may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the offered securities will be passed upon by Proskauer Rose LLP. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by their own counsel.
EXPERTS
The financial statements of Intapp, Inc., as of June 30, 2022 and 2021, and for each of the three years in the period ended June 30, 2022, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy statements and information statements and other information regarding registrants that are filed electronically with the SEC.
These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.intapp.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This prospectus incorporates by reference the documents listed below, which have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the year ended June 30, 2022, filed with the SEC on September 9, 2022;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 3, 2022;

•
our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022, for the quarter ended December 31, 2022, filed with the SEC on February 8, 2023, and for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•	our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A, filed with the SEC on November 8, 2022, November 16, 2022, and November 18, 2022; and
•
the description of our common stock and preferred stock, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 9, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of the offering of all securities covered by this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that are deemed to have been furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary, rather than filed with, the SEC.
Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations Department at the following address or telephone number:
Intapp, Inc.
3101 Park Blvd
Palo Alto, California 94306
(650) 852-0400

5,000,000 Shares
Common Stock

Prospectus Supplement
Citigroup